                               SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ]    Confidential, for Use of the Commission Only

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Section 240.14a-12



                         CITIZENS FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

                         CITIZENS FINANCIAL CORPORATION
                           The Marketplace, Suite 300
                             12910 Shelbyville Road
                           Louisville, Kentucky 40243

                  NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

         You are cordially invited to attend this year's Annual Meeting of Shareholders of Citizens Financial Corporation.

DATE:             Thursday, May 22, 2003

TIME:             4:00 p.m., EDT (Louisville time)

PLACE:            The Marketplace, Suite 300
                  12910 Shelbyville Road
                  Louisville, Kentucky 40243

AGENDA:           The agenda for the meeting includes:

                  The election of seven directors for a term of one year; and

                  The transaction of such other business as may properly come before the meeting.

RECORD DATE:      The record date for determining shareholders entitled to vote at the meeting is the close of business on April 15, 2003.

         Even if you plan to attend the meeting, please complete, sign, date and return the enclosed proxy. You may attend even though you have returned the proxy. If you decide to revoke your proxy for any reason, you may do so at any time before the voting as described in the accompanying Proxy Statement.

                                    By Order of the Board of Directors,


                                    DARRELL R. WELLS
                                       PRESIDENT AND CHIEF
                                       EXECUTIVE OFFICER

Louisville, Kentucky
April 25, 2003


                              PLEASE VOTE PROMPTLY

                         CITIZENS FINANCIAL CORPORATION
                           The Marketplace, Suite 300
                             12910 Shelbyville Road
                           Louisville, Kentucky 40243



                                 PROXY STATEMENT

         This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Citizens Financial Corporation. The proxies we receive will be voted at the Annual Meeting of Shareholders of Citizens Financial on Thursday, May 22, 2003, beginning at 4:00 p.m., EDT. The Annual Meeting will be held at our offices in Suite 300, The Marketplace, 12910 Shelbyville Road, Louisville, Kentucky.

         Your vote is important. Please complete, date and sign the enclosed proxy and return it in the enclosed postage-paid return envelope so your shares are represented at the Annual Meeting.

         This proxy statement provides information about Citizens Financial, the proposals on the agenda for the Annual Meeting and this proxy solicitation. The terms "we," "us," "our," "Citizens Financial" and the "Company" used in this statement refer to Citizens Financial Corporation. This statement and the enclosed proxy are first being sent to shareholders on or about April 25, 2003.

                                     VOTING

         VOTING RIGHTS. You are entitled to notice of the Annual Meeting and to vote your Class A Stock if our records showed that you owned your shares as of the close of business on April 15, 2003. At that time, there were 1,685,228 shares of Class A Stock outstanding and entitled to vote. You have one vote for each share of Class A Stock you own on all proposals.

         USING A PROXY TO VOTE. If you hold your shares in your own name, you may indicate on the enclosed proxy how you want your shares voted and sign, date and mail the proxy in the enclosed postage-paid envelope. The persons named on the proxy will vote your shares in accordance with those instructions. If you give us a proxy without giving specific voting instructions, your shares will be voted for the director nominees named in this statement. We are not aware of any other matters to be presented at the meeting except for those described in this statement. If any other matters not described in this statement are properly presented at the meeting, the persons named on the proxy will have the authority to vote your shares in their discretion and will vote them in accordance with the recommendations of the Board of Directors. If the meeting is adjourned to a later time, they may vote your shares at the new time as well, unless you revoke your proxy.

         If your Class A Stock is held in "street name," the broker, bank or other nominee holding your shares will send you directions you must follow in order to give instructions on how to vote your shares.

         HOW TO REVOKE YOUR PROXY. If you return the proxy before the Annual Meeting, you may revoke it at any time before it is voted. You may revoke the proxy by (1) delivering written notice of revocation to the Secretary of Citizens Financial or (2) delivering a later-dated proxy or (3) voting in person at the meeting.

         If your Class A Stock is held in "street name," the broker, bank or other nominee holding your shares will send you directions you must follow in order to revoke or change your prior instructions on how to vote your shares.

         VOTES REQUIRED. To transact business at the Annual Meeting, a majority of the outstanding Class A Stock entitled to vote must be represented at the meeting in person or by proxy. If you have returned a properly executed proxy or attend the meeting in person, your Class A Stock will be counted for the purpose of determining whether a majority is represented, even if you wish to abstain from voting on some or all matters introduced at the meeting. A "broker non-vote" can occur if shares are held by a broker, bank or other nominee who does not have authority to vote on a particular matter. Like abstentions, broker non-votes will be counted for determining if a majority is represented at the meeting. We do not count abstentions or broker non-votes as votes for or against a proposal. As a result, they will not affect the outcome of the vote in the election of directors. In the election of directors, the seven nominees receiving the greatest number of votes will be elected.



                             YOUR VOTE IS IMPORTANT.

================================================================================
YOU MAY SAVE US THE EXPENSE OF A SECOND MAILING BY PROMPTLY RETURNING THE ENCLOSED PROXY. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE REQUIRED NUMBER OF SHARES MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF IT IS MAILED WITHIN THE UNITED STATES.
================================================================================

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table reflects the beneficial ownership of our Class A Stock as of April 15, 2003 [i] by Darrell R. Wells, a director and officer who is the only person we know to own beneficially more than five percent (5%) of our Class A Stock, [ii] by each of our other directors individually, [iii] by each of the other named officers reflected in the Summary Compensation Table individually and [iv] by all of our directors and executive officers as a group. We believe that each person named or included below has the sole voting and investment power with respect to the amount of Class A Stock listed, unless otherwise indicated.


                                                OWNERSHIP OF CLASS A STOCK
                                                --------------------------
          SHAREHOLDER                      SHARES                  PERCENT OF
          -----------                      ------                    CLASS
                                                                     -----
Darrell R. Wells(1)                       956,694(2)                56.77%
Suite 310, 4350 Brownsboro Road
Louisville, Kentucky  40207

John H. Harralson, Jr.                     12,468                        *

Lane A. Hersman                             3,700                        *

Frank T. Kiley                             24,303                    1.44%

Earle V. Powell                            16,465                        *

Thomas G. Ward                             24,169                    1.43%

Margaret A. Wells(1)                      956,694(2)                56.77%

Brent L. Nemec                                  0                        *

Robert N. Greenwood                         2,979                        *

14 Directors and Executive
Officers as a Group                     1,043,285                   61.91%

------------------
* Less than 1%.

(1) Margaret A. Wells, a director, is the wife of Darrell R. Wells. Under the federal securities laws, a person is presumed to be the beneficial owner of securities held by members of the person's immediate family sharing the same household. Accordingly, the shares reported as beneficially owned by Mr. Wells and Ms. Wells are the same shares.

(2) Mr. Wells shares voting and investment power with respect to 67,315 shares of the Class A Stock.


                                  PROPOSAL 1

                              ELECTION OF DIRECTORS

         At the Annual Meeting, a full Board of Directors will be elected to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualify. The terms of all present directors will expire at the conclusion of the election of directors at the Annual Meeting. Under the Company's Bylaws, the Board of Directors consists of seven (7) persons.

         The Board of Directors has nominated the following persons for election as directors. All of them were elected at the 2002 Annual Meeting of Shareholders and in previous years as shown in the following table.



             NAME, AGE, AND PRESENT                  DIRECTOR                PRINCIPAL OCCUPATION(S) OR
           POSITIONS WITH THE COMPANY                 OF THE                    EMPLOYMENT(S) DURING
       AND THE INSURANCE SUBSIDIARIES (1)            COMPANY                   PAST FIVE OR MORE YEARS
                                                      SINCE                 AND CERTAIN DIRECTORSHIPS(2)
       ----------------------------------            --------               -----------------------------

John H. Harralson, Jr.                                 1990              Publisher, Southern Publishing, Inc., publisher
75                                                                       of The Voice Tribune (suburban newspaper),
Director of the Company                                                  Louisville, Kentucky
and the Insurance Subsidiaries

Lane A. Hersman                                        1995              Present principal positions with the Company and
51                                                                       Citizens Security since 1995; formerly
Executive Vice President and Chief                                       senior financial management positions with the
Operating Officer and Director of the                                    Company since 1991 and citizens Security
Company; President and Chief Executive                                   since 1988.
Officer and Director of the Insurance
Subsidiaries

Frank T. Kiley                                         1990              Principal, Security Management Company
56                                                                       (investments and investment management),
Director of the Company                                                  Louisville, Kentucky

Earle V. Powell                                        1990              Retired; Trustee, Kentucky Teachers Retirement
86                                                                       Board, Frankfort, Kentucky
Director of the Company
and the Insurance Subsidiaries

Thomas G. Ward                                         1990              President, Third Kentucky Cellular Corp.
65                                                                       (telecommunications), Lexington, Kentucky
Director of the Company
and the Insurance Subsidiaries

Darrell R. Wells                                       1990              General Partner, Security Management Company
60                                                                       (investments and investment management),
President and Chief Executive Officer,                                   Louisville, Kentucky.  Director, Churchill Downs
Director and Chairman of the Board of the                                Incorporated and Jundt Growth Fund
Company

Margaret A. Wells                                      1993              Civic volunteer, Louisville, Kentucky
56
Director of the Company

------------------
(1) The Company's Insurance Subsidiaries are Citizens Security Life Insurance Company ("Citizens Security"), which was the Company's corporate predecessor; United Liberty Life Insurance Company ("United Liberty"); and Citizens Insurance Company ("Citizens Insurance"), which is presently inactive. The Company's other subsidiary is not significant to its overall business.

(2) Directorships in publicly-held companies other than the Company, in registered investment companies and, in the discretion of the nominees, other organizations.

         The persons named on the enclosed proxy intend to vote for the seven
(7) nominees, unless you indicate on the proxy that your votes should be withheld from any or all such nominees, subject to the matters described in "Discretionary Authority in Election of Directors," below. If there are more nominees at the meeting than there are directorships, the nominees receiving the highest number of votes will be elected to the available directorships.

                DISCRETIONARY AUTHORITY IN ELECTION OF DIRECTORS

         All of the nominees have agreed to serve if elected. If, however, any nominee is unable to serve, the persons named on the proxy, or their substitutes, reserve the right to vote for a substitute nominee selected by our Board of Directors.

         If for any reason more than seven (7) people are to be elected to our Board of Directors, the persons named on the proxy, or their substitutes, are not permitted to vote for more than seven (7) nominees. If for any reason less than seven (7) persons are to be elected directors, the persons named on the proxy reserve the right to vote such shares for a reduced number of nominees from among those named above, or any substitute nominees.

                          BOARD MEETINGS AND COMMITTEES

         Our Board of Directors held five (5) meetings during 2002. Each of the directors attended at least 75% of the total number of meetings of the Board and the committees on which she or he served.

         Our Board of Directors has delegated certain functions to standing committees of the Board, including the Executive Committee and the Audit Committee. We have not established standing nominating or compensation committees or committees performing similar functions.

THE EXECUTIVE COMMITTEE:     Held no meetings in 2002.

      CURRENT MEMBERS:       Messrs. Wells, Hersman, and Kiley.

         FUNCTIONS:          This committee is authorized to perform all of the
                             functions of the Board except as limited by the Company's Articles of Incorporation and Bylaws and by certain provisions contained in the resolution of the Board that created the Executive Committee.

THE AUDIT COMMITTEE:         Held three (3) meetings during 2002.

      CURRENT MEMBERS:       Messrs. Harralson, Powell and Ward.

      FUNCTIONS:             This committee operates under a written charter
                             adopted by the Board of Directors. Its primary responsibility is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. Its members are independent as defined under the listing standards of the National Association of Securities
                             Dealers.

      The following is the report of the Audit Committee for the current year.

          The Audit Committee of the Board of Directors is currently composed of the three (3) independent directors named below. The Committee recommends to the Board of Directors the selection of the Company's independent accountants.

          Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

          In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

          The independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants their independence.

          Based upon the Committee's discussion with management and the independent accountants and the Committee's review of audited consolidated financial statements and the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                                             Earle V. Powell
                                             John H. Harralson, Jr.
                                             Thomas G. Ward

                              DIRECTOR COMPENSATION

         Each member of the Board of Directors who is not a full-time employee of the Company or its subsidiaries or who is not otherwise compensated as such receives a fee of $2,200 ($1,900 before the second quarter of 2002) per quarter if she or he attends all meetings of the Board of Directors. Five hundred dollars is deducted from each quarterly payment for each meeting missed by the director for that quarter.

                               EXECUTIVE OFFICERS

         Our executive officers, as listed below, are elected annually and serve at the pleasure of our Board of Directors.


           DIRECTOR               PRESENT POSITIONS WITH THE COMPANY         PRINCIPAL OCCUPATION(S) OR EMPLOYMENT
           NAME/AGE                 AND THE INSURANCE SUBSIDIARIES(1)            DURING PAST FIVE OR MORE YEARS
------------------------------- ---------------------------------------- -------------------------------------------

DARRELL R. WELLS                President and Chief Executive Officer,          General Partner, Security Management
60                              Director and Chairman of the Board of           Company (investments and investments
                                the Company                                     management), Louisville, Kentucky

LANE A. HERSMAN                 Executive Vice President and Chief              Present principal positions with the
51                              Operating Officer and Director of the           Company and with Citizens Security
                                Company; President and Chief                    since 1995 and with United Liberty since
                                Executive Officer and and Director of the       1998; formerly senior financial
                                Insurance Subsidiaries                          management positions with the Company
                                                                                since 1991 and with Citizens Security
                                                                                since 1988

ROBERT N. GREENWOOD             Vice President, Operations, of the              Present positions with the Company since
68                              Company; Senior Vice President,                 1992, with Citizens Security since 1989
                                Operations, of Citizens Security and            and with United Liberty since 1998
                                United Liberty

JAMES L. HEAD                   Vice President, Administration, of the          Present positions with the Company since
69                              Company; Senior Vice President,                 1992, with Citizens Security since 1990,
                                Administration, of Citizens Security            and with United Liberty since 1998
                                and United Liberty



           DIRECTOR               PRESENT POSITIONS WITH THE COMPANY         PRINCIPAL OCCUPATION(S) OR EMPLOYMENT
           NAME/AGE                 AND THE INSURANCE SUBSIDIARIES(1)            DURING PAST FIVE OR MORE YEARS
------------------------------- ---------------------------------------- -------------------------------------------

PAUL M. MARQUESS                Vice President, Agency, of the                  Present positions with the Company and
65                              Company; Senior Vice President,                 Citizens Security since 1996 and with
                                Agency, of Citizens Security and                United Liberty since 1998
                                United Liberty

BRENT L. NEMEC                  Vice President, Accounting and Chief            Present positions with the Company and
48                              Financial Officer, and Treasurer of             Citizens Security since 1996 and with
                                the Company; Senior Vice President,             United Liberty since 1998
                                Accounting and Chief Financial Officer
                                and Treasurer of the Insurance
                                Subsidiaries

TONYA G. CRAWFORD               Vice President, Marketing, of the               Executive positions with the Company
40                              Company and Senior Vice President,              since 1999 and with Citizens Security and
                                Marketing, of Citizens Security and             United Liberty since 1998; formerly
                                United Liberty                                  Director of Operations of United Liberty
                                                                                (acquired in 1998)

THOMAS D. MUELLER               Vice President, Special Projects, of            Present positions with the Company,
32                              the Company and Senior Vice President,          Citizens Security and United Liberty
                                Special Projects, of Citizens Security          since March, 2003; formerly executive
                                and United Liberty                              with SMC Capital, Inc., Security
                                                                                Management Company and First Security
                                                                                Trust Company, Louisville, Kentucky(2)

-------------------------
(1) The Company's Insurance Subsidiaries are Citizens Security Life Insurance Company ("Citizens Security"), which was the Company's corporate predecessor; United Liberty Life Insurance Company ("United Liberty"); and Citizens Insurance Company ("Citizens Insurance"), which is presently inactive. The Company's other subsidiary is not significant to its business.

(2) SMC Capital, Inc., Security Management Company and First Security Trust Company are among the financial management companies controlled by Darrell R. Wells. Mr. Mueller's duties for these companies included operations and financial management and responsibility for certain major projects.


                             EXECUTIVE COMPENSATION

         The following table provides a profile of our executive compensation and shows, among other things, salaries and bonuses paid during the last three years to the persons named, who include our President and Chief Executive Officer and each of the three other most highly compensated executive officers of the Company.


                                                               SUMMARY COMPENSATION TABLE


                                                                                     OTHER
     NAME AND PRINCIPAL POSITIONS                    ANNUAL COMPENSATION             ANNUAL               ALL OTHER
         WITH THE COMPANY                 YEAR     SALARY             BONUS       COMPENSATION         COMPENSATION(4)
     ---------------------------          ----     ------             -----       ------------         ---------------

DARRELL R. WELLS, President and Chief     2002       $      0           $0          $2,427(2)                $    0
Executive Officer and Chairman of the     2001       $      0           $0          $2,568(2)                $    0
Board(1)                                  2000       $      0           $0          $6,979(2)                $    0

LANE A. HERSMAN, Executive Vice           2002       $136,576           $0          $6,833(3)                $4,712
President and Chief Operating Officer     2001       $135,846           $0          $7,096(3)                $4,702
and Director                              2000       $124,330           $0          $6,833(3)                $4,465

BRENT L. NEMEC, Vice President,           2002       $118,462           $0                 $0                $4,180
Accounting and Chief Financial            2001       $118,077           $0                 $0                $3,871
Officer and Treasurer                     2000       $108,429           $0                 $0                $3,297


                                                               SUMMARY COMPENSATION TABLE

                                                                                     OTHER
     NAME AND PRINCIPAL POSITIONS                   ANNUAL COMPENSATION             ANNUAL               ALL OTHER
         WITH THE COMPANY                 YEAR     SALARY             BONUS       COMPENSATION         COMPENSATION(4)
     ---------------------------          ----     ------             -----       ------------         ---------------

ROBERT N. GREENWOOD, Vice President,      2002       $113,077           $0                 $0                $3,507
Operations                                2001       $113,154           $0                 $0                $3,378
                                          2000       $104,923           $0                 $0                $3,600

-------------------------
(1) Mr. Wells has not received any salary or bonus for serving as an officer in a part-time capacity.

(2) Other Annual Compensation consists of personal use of an airplane partly owned by the Company.

(3) Other Annual Compensation consists of reimbursement of auto expenses.

(4) The amounts shown in this column represent Company contributions to the Company's 401(k) plan and term life insurance premiums, as follows:


   YEAR        MR. WELLS     MR. HERSMAN      MR. NEMEC     MR. GREENWOOD
   ----        ---------     -----------      ---------     -------------
                                     401(k)
                                     ------

   2002             $0         $3,087          $2,768          $2,827

   2001             $0         $3,145          $2,519          $2,723

   2000             $0         $2,948          $1,967          $2,846


                                    LIFE INSURANCE PREMIUMS
                                    -----------------------

   2002             $0         $1,625          $1,412          $680

   2001             $0         $1,557          $1,352          $655

   2000             $0         $1,517          $1,330          $754

         Messrs. Hersman, Nemec and Greenwood and two other executives are covered by a plan that would provide a severance payment of one year's current salary and bonus in the event that both [i] a defined change in control of the Company occurs on or before October 1, 2004 and [ii] within 12 months after the change in control, the executive is discharged (other than for a defined cause or disability) or resigns for a defined good reason. The Board of Directors is not presently aware of any impending change in control.

                        REPORT ON EXECUTIVE COMPENSATION

          The following is the Board of Directors report on executive compensation for 2002.

          Each year, the Board of Directors, other than Mr. Hersman, sets the compensation and benefits of executive officers of the Company at one of its meetings held after completion of the Company's financial statements for the preceding year. The Board has not adopted a formal compensation policy and does not regularly employ compensation consultants. In 2002, the only material component of executive officer compensation was salary, in addition to benefits generally available to all employees. The decision process begins with a salary proposal by Mr. Hersman for each executive officer, other than himself. In general, the Board intends that salary levels will be near the median for executives with comparable responsibilities at comparable companies in the insurance industry, although reliable industry data is difficult to obtain, and that they will be competitive with other opportunities available to Company executives. Salaries are indirectly related to corporate performance in that improved Company performance improves the climate for annual salary increases, but no portion of executive salaries is contingent upon meeting specific criteria. The Company has not adopted a bonus plan or other incentive compensation plan, other than the 1999 Stock Option Plan. No options have as yet been granted under the Plan.

          Mr. Wells, the Company's president and chief executive officer, has not accepted any salary or bonus or benefits generally provided to employees of the Company. Mr. Wells is the Company's largest beneficial shareholder and has responsibilities for various other businesses not otherwise connected with the Company.

                                          John H. Harralson, Jr.
                                          Frank T. Kiley
                                          Earle V. Powell
                                          Thomas G. Ward
                                          Darrell R. Wells
                                          Margaret A. Wells

                                PERFORMANCE GRAPH

         This graph compares our total shareholder return with like data for the Russell 2000 Index and the Total Return Industry Index for NASDAQ Insurance Stocks prepared by Center for Research in Securities Prices. The graph assumes $100 invested at the per share closing price of the Class A Stock on the NASDAQ SmallCap Market on December 31, 1997 in Citizens Financial and each of the indices. All data assume reinvestment of dividends. The Company has not historically paid dividends.

                               [GRAPHIC OMITTED]


                       1997     1998     1999     2000     2001     2002
                       ----     ----     ----     ----     ----     ----

CITIZENS FINANCIAL  $100.00  $137.50  $183.33  $195.83  $137.50   $83.33
RUSSELL             $100.00   $97.45  $118.17  $114.60  $117.45   $93.39
NASDAQ INSURANCE    $100.00   $89.09   $69.10   $86.78   $93.02   $93.75


                  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                                 PARTICIPATION

         The members of the Board of Directors who participate in decisions regarding the compensation of our executives are John H. Harralson, Jr., Frank
T. Kiley, Earle V. Powell, Thomas G. Ward, Darrell R. Wells, Margaret A. Wells and, except as to his own compensation, Lane A. Hersman. Mr. Wells and Mr. Hersman are current executive officers of the Company and Mr. Powell was president of Citizens Security until his retirement in 1989.

         Mr. Wells has responsibilities for other businesses including those that employ Mr. Kiley, and either determines or participates in the determination of the compensation received by him from his employers.

         Mr. Wells is involved in and he and Mr. Kiley are affiliated with other entities that are involved in one or more continuing transactions with the Company. These transactions are described in the next section.

             CERTAIN TRANSACTIONS INVOLVING DIRECTORS AND
                               EXECUTIVE OFFICERS

         SMC Advisors, Inc. provides securities portfolio management services under separate contracts with us and each of our three insurance subsidiaries. SMC Advisors is an investment advisory entity of which Darrell R. Wells, our President and Chairman of the Board, is the principal officer, a director, and the sole shareholder. Frank T. Kiley, another of our directors, is also an officer and director of SMC Advisors. Each contract with SMC Advisors provides for us to pay a fixed annual fee plus incentive compensation equal to five percent (5%) of any net gain from net realized and net unrealized capital gains and losses in the bond and stock portfolios of the particular company involved for the year. Last year, we incurred $45,000 in fixed fees under the four contracts as a group (0.05% of average cash and invested assets for the year) but we did not incur any incentive fees. Any excess of net realized and unrealized capital losses over net realized and unrealized capital gains at the end of a year is not carried forward to the next year. Each contract provides for automatic renewal for successive one-year periods unless we or SMC Advisors notifies the other, at least 30 days prior to the end of the current contract period, that we or it intends to terminate the contract. The contracts have been renewed for 2003. The contracts are also subject to termination in certain events of default or insolvency. Portfolio investments are limited to investments that comply with the Kentucky Insurance Code and regulations and the overall investment policies of the Company and our insurance subsidiaries.

         Insurance regulatory statutes require the Company's insurance subsidiaries to deposit portions of their assets in bank custodial accounts for the protection of policyholders. The Company has chosen Commonwealth Bank and Trust Company, which is controlled by Mr. Wells, as the principal custodian for the Company's statutory deposits and other assets. The fees we pay the bank are based on the amount of assets held. In 2002, we paid $100,675 in fees to the bank (0.11% of average deposits and other assets). Mr. Kiley is also a director of the bank.

         Our subsidiary Corporate Realty Service, Inc. manages our home office building, as well as two office buildings owned by partnerships controlled by Mr. Wells. These partnerships pay management fees to Corporate Realty Service based upon a percentage of rental income and leasing commissions according to a prescribed schedule, and also reimburse certain salary expenses of Corporate Realty Service. During 2002, the partnerships paid Corporate Realty Service $213,000, consisting of $62,000 in management fees, $96,000 in leasing commissions and $55,000 in salary reimbursement. Mr. Kiley also owns interests in the partnerships. Corporate Realty Service provides occasional consulting services to Commonwealth Bank and Trust Company on an hourly fee basis. No such fees were paid in 2002.

         In December 2002, the Company borrowed $2,000,000 from Mr. Wells to increase the capital and surplus of Citizens Security. The loan is unsecured and bears interest payable quarterly at the greater of six percent (6%) per annum or the prime rate charged by the unaffiliated commercial bank with which the Company has its primary borrowing relationship, reset on the first day of each calendar quarter. Interest accrued for 2002 was $4,000. By its terms, the principal of the loan is repayable on 90 days' notice by Mr. Wells or on June 30, 2005. However, Mr. Wells has agreed with the bank referred to above that no part of the principal of the loan shall be repaid to him until all the Company's indebtedness to the bank has been repaid. Such indebtedness to the bank is presently scheduled to be paid in installments through July 1, 2007. The Company is permitted to prepay the bank indebtedness without penalty, in which event it would also be permitted to prepay the loan from Mr. Wells. The Company has also agreed to reimburse Mr. Wells for fees he will incur after March 1, 2003 to maintain a line of credit to fund one or more additional loans to the Company, if both he and the Company agree. The fee is equal to one fourth of one percent (0.25%) of the undrawn amount of the line of credit, presently $3,000,000.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% shareholders to file reports of holdings and transactions in our shares with the Securities and Exchange Commission and the Company. Based on our records and other information, we believe that our directors, executive officers and 10% shareholders met these requirements in 2002.

                                  OTHER MATTERS

         We are not aware of any other matters requiring a vote of shareholders at the Annual Meeting (except for procedural matters), and we do not expect any such other matters to arise. If, however, any such other matters are presented, the persons named on the enclosed proxy, or any substitutes, will vote on these matters according to their judgment of the best interests of the Company.

                             INDEPENDENT ACCOUNTANTS

         Ernst & Young, LLP has served as our independent accountant and the auditor of our annual financial statements since the Company was organized in 1990. The Board of Directors ordinarily selects our independent accountant and auditor in the last half of the year. It has not yet made a selection for the current year.

         The Company incurred fees payable to Ernst & Young, LLP for the year ending December 31, 2002 as follows:

         AUDIT FEES. Fees for professional services for the audit of the Company's annual financial statements and the review of consolidated financial statements included in the Company's quarterly reports were $85,000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no services of this kind.

         ALL OTHER FEES. Fees for all other services were $94,900 including $70,000 for audits of the separate annual financial statements of the insurance subsidiaries submitted to insurance regulatory authorities, $14,900 for review of income tax returns and other tax services and $10,000 for services associated with implementing new accounting guidelines applicable to the insurance subsidiaries and reviewing certain new product reserves.

         The Audit Committee has determined that the provision by Ernst & Young, LLP of the services covered by All Other Fees is compatible with maintaining its independence.

         We expect that a representative of Ernst & Young, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

         Our most recent annual financial statements are contained in the 2002 Annual Report to Shareholders, which may be enclosed with this proxy statement. You may obtain additional copies of the Annual Report by writing to the President, The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243. Although enclosed, you should not consider the Annual Report and such financial statements to be part of this statement because we do not consider the information contained in the Annual Report or financial statements to be material for purposes of exercising your judgment regarding the matters considered at the Annual Meeting.

                            PROPOSALS BY SHAREHOLDERS

         Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with applicable rules of the Securities and Exchange Commission. If you would like for us to consider including a proposal in the Board of Directors' proxy statement and form of proxy for presentation at the 2004 Annual Meeting of Shareholders, you must deliver the proposal to our offices not later than December 26, 2003. If you intend to submit a proposal at the 2004 Annual Meeting of Shareholders but do not intend to include it in the Board of Directors' proxy statement and form of proxy for that meeting, you must provide appropriate notice to us not later than March 11, 2004. You should send your proposal or notice described above to the Secretary of the Company at The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243.

                               GENERAL INFORMATION

         Our Board of Directors is conducting this solicitation of proxies primarily by mail. The Company will bear the costs of the solicitation, which may include reimbursement to brokerage firms and others for expenses involved in forwarding this solicitation material for the Annual Meeting to you and other shareholders on our behalf. Certain officers, directors, and regular employees of the Company may also solicit proxies on behalf of the Board of Directors by means of telephone calls, personal interviews and mail at no additional expense to the Company, except any actual out-of-pocket communications charges.

         Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                            By Order of the Board of Directors,



                            DARRELL R. WELLS
                            PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           APPENDIX TO PROXY STATEMENT
                                  FORM OF PROXY

                                     (Front)

PROXY

                         CITIZENS FINANCIAL CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    FOR SHAREHOLDERS MEETING ON MAY 22, 2003

         The undersigned hereby appoints James L. Head and Len E. Schweitzer and each or either of them, as true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned in all matters coming before the 2003 Annual Meeting of Shareholders of Citizens Financial Corporation to be held at the office of the Company, The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky on Thursday, May 22, 2003 at 4:00 p.m. Eastern Daylight Time, and any adjournments thereof, and to vote all shares owned of record by the undersigned as follows:

        1. ELECTION OF DIRECTORS

           Nominees: John H. Harralson,  Jr., Lane A. Hersman, Frank T. Kiley,
                     Earle V. Powell, Thomas G. Ward, Darrell R. Wells and Margaret A. Wells.

           [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any):

     ----------------------------------------------------------------------

           OR

           [ ] VOTE WITHHELD from all nominees listed above.

        2. OTHER MATTERS

        In their discretion, to vote with respect to any other matters that may come before the Meeting or any adjournments thereof, including matters incident to its conduct.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE SHAREHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, WITH THE DISCRETIONARY AUTHORITY SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                    PLEASE DATE AND SIGN ON THE REVERSE SIDE

                                     (Back)

                                                 Dated:_______________, 2003



PLEASE SIGN EXACTLY AS                 ____________________________Signature
NAME APPEARS BELOW


                                       ____________________________Signature


                                       (JOINT OWNERS SHOULD EACH SIGN.ATTORNEYS-
                                       IN-FACT, EXECUTORS, ADMINISTRATORS,
                                       CUSTODIANS, PARTNERS, OR CORPORATION
                                       OFFICERS SHOULD GIVE FULL TITLE).





                                    PLEASE DATE, SIGN, AND RETURN THIS PROXY
                                       IN THE ENCLOSED ENVELOPE PROMPTLY.
                                        NO POSTAGE IS NECESSARY IF MAILED
                                              IN THE UNITED STATES.